UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2006
(Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1658 FOSTERS WAY, DELTA, BC, CANDA, V3M 6S6
(Address of principal executive offices)

(604) 636-1056
Registrant's telephone number, including area code

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 8, 2006, we completed the sale of certain assets associated with our operations in Fresno, California.

Our subsidiary, Debas Chocolate, Inc. (“Debas”), sold the real property at 5877 East Brown Avenue, Fresno, California, to Michael G. Jackson and Lori Jackson, as Trustees of the Michael G. Jackson Family Trust of 1990 (“Buyer”), for a total sales price of $950,000. At closing, Debas paid total commissions of $45,000. Additionally, as part of the transaction, we sold five pieces of equipment to Buyer for a total sales price of $234,000. The proceeds of the transaction will be used to pay down a portion of our debt obligations with Laurus Master Funds. The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: August 10, 2006
By: /s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President